Exhibit 99.1

OceanTech Acquisitions I Corp. Confirms Funding to Extend Period to Consummate Initial Business Combination

NEW YORK, January 3, 2023 — On December 30, 2022, OceanTech Acquisitions I Corp., a Delaware corporation (the “Company”), caused to be deposited $125,000 into the Company’s Trust account for its public stockholders, representing $0.067 per public share, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from January 2, 2022 to February 2, 2023 (the “Extension”). The Extension is the second of six-monthly extensions permitted under the Company’s governing documents.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Target’s industry and market sizes, future opportunities for Target and Company, Target’s estimated future results and the proposed business combination between Company and Target, including the implied enterprise value, the expected transaction and ownership structure and the likelihood, timing and ability of the parties to successfully consummate the proposed transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in the reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of Company’s shareholders, the failure to achieve the minimum amount of cash available following any redemptions by Company shareholders, redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the Merger Agreement; a delay or failure to realize the expected benefits from the proposed transaction; risks related to disruption of management’s time from ongoing business operations due to the proposed transaction; changes in the cryptocurrency and digital asset markets in which Target provides insurance and infrastructure offering services, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in domestic and global general economic conditions, risk that Target may not be able to execute its growth strategies, including providing software solutions for the broad blockchain technology, and identifying, acquiring, and integrating acquisitions; risks related to the ongoing COVID-19 pandemic and response; risk that Target may not be able to develop and maintain effective internal controls; and other risks and uncertainties indicated in Company’s final prospectus, dated May 27, 2021, for its initial public offering, and the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in Company’s other filings with the SEC. Company and Target caution that the foregoing list of factors is not exclusive.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Company and Target or the date of such information in the case of information from persons other than Company or Target, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Target’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contact Information

Investor Relations

Lena Cati

The Equity Group, Inc.

(212) 836-9611

lcati@equityny.com

Investor Relations

Majic Wheels Corp.

ir@majiccorp.co